EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of ABN AMRO Holding N.V., ABN AMRO Bank N.V., LaSalle Funding LLC, ABN AMRO Capital Funding Trusts V-IX, and ABN AMRO Capital Funding LLCs V-IX for the registration of $4,000,000,000 aggregate amount of the securities listed below and to the incorporation by reference therein of our report dated March 14, 2003, with respect to the consolidated financial statements and schedules of ABN AMRO Holding N.V., The Netherlands, included in its Annual Report (Form 20-F) for the year ended December 31, 2002, and dated March 28, 2003, filed with the Securities and Exchange Commission.

Securities to be Registered:

ABN AMRO Holding Ordinary Shares
ABN AMRO Holding Preferred Shares
ABN AMRO Holding Purchase Contracts
ABN AMRO Holding Units
ABN AMRO Holding Warrants
ABN AMRO Holding Debt Securities
ABN AMRO Bank Debt Securities LaSalle Funding Debt Securities
ABN AMRO Capital Funding Trust V Preferred Securities
ABN AMRO Capital Funding Trust VI Preferred Securities
ABN AMRO Capital Funding Trust VII Preferred Securities
ABN AMRO Capital Funding Trust VIII Preferred Securities
ABN AMRO Capital Funding Trust IX Preferred Securities
ABN AMRO Capital Funding LLC V Preferred Securities
ABN AMRO Capital Funding LLC VI Preferred Securities
ABN AMRO Capital Funding LLC VII Preferred Securities
ABN AMRO Capital Funding LLC VIII Preferred Securities
ABN AMRO Capital Funding LLC IX Preferred Securities
Guarantees of Debt Securities of LaSalle Funding
Guarantees of Preferred Securities of each ABN AMRO Capital Funding Trust Guarantees of Preferred Securities of each ABN AMRO Capital Funding LLC

Amsterdam, The Netherlands
April 11, 2003


------------------------
Ernst & Young Accountants